As filed with the Securities and Exchange Commission on June 14, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LINENS 'N THINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                         22-3463939
        --------                                         ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                            -------------------------
                    (Address of Principal Executive Offices)

           LINENS 'N THINGS, INC. 2000 STOCK AWARD AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                 BRIAN D. SILVA
         SENIOR VICE PRESIDENT, HUMAN RESOURCES AND CORPORATE SECRETARY
                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                                  (973)778-1300
            (Name, Address and Telephone Number of Agent For Service)
                             ----------------------

                                 With a copy to:
                              WARREN J. CASEY, ESQ.
                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                 (973) 966-6300


                                            CALCULATION OF REGISTRATION FEE

========================== ======================= ======================== ======================= =======================
        Title Of                   Amount             Proposed Maximum         Proposed Maximum           Amount Of
      Securities To                To Be               Offering Price             Aggregate              Registration
      Be Registered            Registered (1)           Per Share (2)         Offering Price (2)             Fee
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------

      Common Stock,
$0.01 Par Value per share         700,000                  $26.145               $18,301,500              $4,575.38
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------


                  (1) Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock which will be acquired, on the open market, by the trustee under the Linens 'n Things, Inc. Rabbi Trust for the purpose of satisfying the "cash" portion of certain performance awards made pursuant to paragraph 7 of the Linens 'n Things, Inc. 2000 Stock Award and Incentive Plan. Also includes, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan.

                  (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 13, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.           Incorporation of Documents by Reference.
                     ---------------------------------------

         This Form S-8 is filed with the Securities and Exchange Commission ("Commission") pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-42874) filed with the Commission on August 2, 2000 is incorporated herein by reference.

         The additional shares being registered pursuant to this Form S-8 constitute shares of Linens 'n Things, Inc. ("LNT") common stock which will be acquired on the open market by the trustee of the Linens 'n Things, Inc. Rabbi Trust (the "LNT Rabbi Trust"), using the "cash" portion of certain incentive performance awards made and to be made pursuant to Paragraph 7 of the Linens 'n Things, Inc. 2000 Stock Award and Incentive Plan (the "Plan"). Such shares when so acquired on the open market by the trustee of the LNT Rabbi Trust will be held in trust subject to vesting and distributions as determined by the Compensation Committee in connection with such incentive performance awards.

         No original issuance shares are to be used herewith. Only shares acquired in open market purchases by the independent trustee will be funded in to the LNT Rabbi Trust as referred to above.

         The  following   documents   filed  by  LNT  with  the  Commission  are
incorporated by reference in this Registration Statement:

            1. The Registrant's Annual Report on Form 10-K for the year ended December 30, 2000 filed on March 29, 2001.

            2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001.

            3. The Description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-27239).


   ITEM 8.           Exhibits.
                     --------

            15 Acknowledgement of KPMG LLP regarding use of interim financial information.

            23(a)    Consent of KPMG LLP.

            24       Power of Attorney (included on signature page hereto).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this thirteenth day of June, 2001.

                               Linens 'n Things, Inc.
                               (Registrant)

                                    BRIAN D. SILVA
                               By:  _________________________
                                    Brian D. Silva
                                    Senior Vice President, Human
                                    Resources and Corporate Secretary

            KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Norman Axelrod, William T. Giles and Brian D. Silva, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
   Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Title                                 Date
       ---------                       -----                                 ----
   NORMAL AXELROD
   _____________________                                                June 13, 2001
   Norman Axelrod             Chairman, Chief Executive
                                Officer and President
                            (Principal Executive Officer)

   PHILIP E. BEEKMAN
   ______________________                                               June 13, 2001
   Philip E. Beekman                  Director

   HAROLD F. COMPTON
   ______________________                                               June 13, 2001
   Harold F. Compton                  Director

   STANLEY P. GOLDSTEIN
   ______________________                                               June 13, 2001
   Stanley P. Goldstein               Director

   MORTON E. HANDEL
   ______________________                                               June 13, 2001
   Morton E. Handel                   Director

   WILLIAM T. GILES
   ______________________                                               June 13, 2001
   William T. Giles           Chief Financial Officer
                          (Principal Financial Officer and
                            Principal Accounting Officer)

                                INDEX TO EXHIBITS


   Exhibit No.                Description
   -----------                -----------

            15 Acknowledgement of KPMG LLP regarding use of interim financial information.

            23(a)    Consent of KPMG LLP.

            24       Power of Attorney (included on signature page hereto).